UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway, Suite 300
Ann Arbor, Michigan 48108
(Address of principal executive offices)

(734) 747-7025
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2009, the Compensation Committee of the Board of Directors of Kaydon Corporation (the “Company”) amended and restated its Executive Management Bonus Program (the “Bonus Program”), to set forth the formula for the payment of bonuses upon achievement of certain performance targets in 2009.   As set forth, participants other than the CEO can earn between 0% and 60% of salary, subject to proration, to the extent EBITDA, as defined, exceeds 85% of the target EBITDA established under the Bonus Program up to 100% of target EBITDA.  These participants can earn up to 100% of salary, with proration, to the extent EBITDA exceeds 100% of target EBITDA up to 110% of EBITDA.  The CEO can earn between 0% and 100% of salary, subject to proration, to the extent EBITDA, as defined, exceeds 85% of the target EBITDA established under the Bonus Program up to 100% of target EBITDA.  The CEO can earn up to 200% of salary, subject to proration, to the extent EBITDA exceeds 100% of target EBITDA up to 110% of target EBITDA.  No non-CEO participant’s bonus may exceed 100% of base salary and the CEO’s bonus may not exceed 200% of base salary.

A copy of the Amended and Restated Executive Management Bonus Program is filed with this report as an exhibit and incorporated by referenced herein.  The foregoing description of the revision to the Bonus Program does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Executive Management Bonus Program

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2009	KAYDON CORPORATION

	By:	/s/ Debra Crane
Debra Crane
Vice President and General Counsel

3